UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2011

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-34691 (Commission File Number)	55-0886410 (I.R.S. Employer Identification No.)

200 Clarendon Street, Floor 25 Boston, MA (Address of principal executive offices)	02116 (Zip code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2011, Atlantic Power Corporation (the “Corporation” or “Atlantic Power”) entered into an arrangement with Alix Partners, LLP (“Alix Partners”) to provide various accounting and financial consulting services including to support the integration of Capital Power Income L.P into Atlantic Power.  Pursuant to the arrangement, Atlantic Power announced the appointment of Lisa Donahue of Alix Partners as interim Chief Financial Officer of the Corporation.  Ms. Donahue has extensive experience working with independent power and other energy related companies and will be especially instrumental in supporting the integration of Capital Power Income L.P. into Atlantic Power.

Ms. Donahue, age 46, is a Managing Director of Alix Partners and has been performing various consulting projects on behalf of Alix Partners for the last 13 years.  Ms. Donahue and other consultants from Alix Partners are currently engaged by the Company to perform financial advisory and consulting services billed under a retainer of $300,000.

The Corporation continues its efforts to identify a qualified successor candidate for the Corporation’s Chief Financial Officer position.

Item 7.01.             Regulation FD Disclosure.

On July 13, 2011, the Corporation issued a press release announcing the appointment of Ms. Donahue as interim Chief Financial Officer and Charles W. Poppe, Jr. as interim Chief Information Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in that filing.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated July 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: July 15, 2011	By:	/S/ Barry E. Welch
		Name:	Barry E. Welch
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 13, 2011